UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2012, Andrew J. Moger notified the board of directors of Crumbs Bake Shop, Inc. (the “Company”) that he was resigning from the board effective November 5, 2012. In connection with his resignation and to thank him for his service to the Company, the board’s Compensation Committee accelerated the vesting of 8,000 shares of restricted stock with voting rights held by Mr. Moger, which were granted pursuant to the Company’s Equity Compensation Plan (the “Plan”). The acceleration is permitted under the terms of the Plan.

Mr. Moger’s resignation was not due to a disagreement with the Company on any matter relating to its operations, policies or practices. Since June 2011, Mr. Moger has served on the Audit Committee of the Company’s board of directors pursuant to a limited exception provided by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, to the audit committee independent standards of The NASDAQ Stock Market Rules. Under this exception, Mr. Moger was permitted to serve on the Audit Committee for no more than two years, or June 2013, unless he earlier satisfied the independence standards. Because of this limitation, the Nominating and Governance Committee (the “Nominating Committee”) of the Company’s board of directors has been in search of a qualified independent director candidate who could replace Mr. Moger on the Audit Committee. As discussed below, the Nominating Committee has identified such a candidate, and Mr. Moger’s resignation was, in part, driven by his desire to allow this candidate to take his place.

On November 5, 2012, upon the recommendation of the Nominating Committee, the Company’s board of directors elected Kirk A. Rose to serve as a director of the Company until the next annual meeting of stockholders and until his successor is duly appointed and qualified. Concurrently with his election, the board of directors appointed Mr. Rose to its Audit Committee. Mr. Rose will be entitled to receive those director’s fees to which other non-employee directors of the Company are entitled to receive, as disclosed in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”). Mr. Rose was not selected as a director pursuant to any arrangement or understanding between him and any other person. Mr. Rose has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of the SEC’s Regulation S-K, and no such transaction is currently proposed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: November 6, 2012	By:	/s/ John D. Ireland
John D. Ireland Senior Vice President & Chief Financial Officer

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